SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 16, 2008

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement

(e)  Allan R. Dennison, President and Chief Executive Officer of AmeriServ Financial, Inc. (“AmeriServ”), is party to an employment agreement, dated January 16, 2004, as amended by Amendment 1 to the agreement, dated as of January 24, 2008 (collectively, the “Employment Agreement”), with AmeriServ, a copy of which was filed as Exhibit 10.7 to AmeriServ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  The Employment Agreement by its terms would have expired on February 9, 2009.  On October 16, 2008, AmeriServ and Mr. Dennison entered into an Amendment No.2 to the Employment Agreement (the “Amendment”), a copy of which is filed as Exhibit 10.2 to this Form 8-K.  The Amendment provides that beginning on the then otherwise scheduled termination date, if neither party gives written notice to the other, not more than 120 days and not less than 90 days prior to the scheduled termination date.  No changes were made to Mr. Dennison’s compensation arrangement pursuant to the Amendment.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1  Employment Agreement, dated January 16, 2004, by and among AmeriServ Financial, Inc. and Allan R. Dennison, as amended by an Amendment No. 1 to Employment Agreement, dated January 24, 2008 (incorporated by reference to Exhibit 10.7 of AmeriServ Financial, Inc.’s Annual Report on Form 10-K, SEC File No. 000-11204, for the fiscal year ended December 31, 2007).

10.2  Amendment No. 2 to Employment Agreement, effective October 16, 2008, by and among AmeriServ Financial, Inc. and Allan R. Dennison.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: October 16, 2008